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                                  [EG&G LOGO]


FOR IMMEDIATE RELEASE
8 March 1999

              EG&G TO ACQUIRE PERKIN-ELMER'S ANALYTICAL INSTRUMENTS
                           DIVISION FOR $425 MILLION;
           REVIEWS STRATEGIC ALTERNATIVES FOR TECHNICAL SERVICES UNIT

                           EG&G reshapes its portfolio

WELLESLEY, MASSACHUSETTS    EG&G, Inc. announced today that it plans to acquire
Perkin-Elmer's Analytical Instruments Division, a leading producer of high-quality analytical testing instruments for $425 million. The transaction is the latest in a series of acquisitions, divestitures and consolidations intended to drive EG&G growth in commercial technology markets. EG&G expects to close this transaction during the second quarter.

EG&G also announced that it will explore strategic alternatives for its Technical Services business unit and has engaged Goldman, Sachs & Co. to conduct the review. In 1999, EG&G anticipates Technical Services will have a sales level of approximately $450 million. The unit provides management, engineering, scientific, technical and operations support services to government customers, including the U.S. departments of Defense, Treasury, Customs Service, the Federal Aviation Administration and the Internal Revenue Service. EG&G said that it is committed to maintaining a high level of service to its customers and fulfilling all contractual obligations during this review period.

"Today's announcement of our intention to acquire Perkin-Elmer's Analytical Instruments is an important milestone for our Company," said Gregory L. Summe, President and Chief Executive Officer of EG&G, Inc. "This is truly a strategic acquisition for us -- one that will allow us to build scale in our existing Instruments and Life Sciences units and to better position our Company for continued growth. Perkin-Elmer has a strong global distribution network, a widely recognized and respected brandname and is a leader in innovation. Today's actions will greatly accelerate our efforts to focus on high growth electronics, aerospace and life sciences businesses."

EG&G expects the acquisition to be non-dilutive in 1999, excluding any acquisition-related charges, and accretive in the year 2000 and beyond.

Both companies' Boards of Directors have approved the transaction. Its completion is subject to approval by certain government regulatory agencies.

Perkin-Elmer Analytical Instruments generated 1998 fiscal year sales of $569 million. Its systems are widely used to achieve product uniformity in drugs and medicines, ensure the purity of food and water, protect the environment, measure and test the structural integrity of many different materials, and much more. In addition to products, the company provides consumables and services. The division sells to traditional analytical instruments and life sciences markets.
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EG&G TO ACQUIRE PERKIN-ELMER'S ANALYTICAL INSTRUMENTS DIVISION
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The acquisition will complement EG&G's Instruments and Life Sciences product offerings and extend and strengthen EG&G presence in such areas as pharmaceuticals and food (bacteria) screening. Ownership of the brandname "Perkin-Elmer" will be transferred to EG&G.

Under EG&G's leadership, Perkin-Elmer Analytical Instruments, which holds strong positions in the majority of its major product lines, will receive the resources needed to increase its market presence and to accelerate new-product development.

Perkin-Elmer has pioneered the commercial specialty development of many analytical techniques over the last 50 years, establishing a reputation for high-quality analytical instruments. Headquartered in Connecticut, its Analytical Instruments division has an employee base of 3,100 and has a sales presence in over 100 countries.

EG&G has completed several other recent transactions, such as the $250 million acquisition of Lumen Technologies and the purchase of Life Science Resources Limited, which have added critical mass and technologies in the optoelectronics and life sciences markets.

FORWARD-LOOKING INFORMATION AND FACTORS AFFECTING FUTURE PERFORMANCE
This press release contains "forward-looking statements." For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of EG&G to differ materially from those indicated by these forward-looking statements, including among others, the factors set forth in Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 1999, which Exhibit 99.1 is incorporated by reference in this press release.

EG&G, Inc. is a global technology company that provides products and systems to medical, telecom, aerospace, semiconductor, photographic and other industries. It delivers skilled support services to government and industrial customers. Based in Wellesley, Massachusetts, EG&G has annual sales of approximately $1.4 billion and more than 13,000 employees worldwide.

                                      # # #


         EG&G, Inc.                                  Perkin-Elmer
         Financial Inquiries                         Investors
         Deborah S. Lorenz                           Edward Bloch
         Tel: 781-431-4306                           Tel: 203-761-5248
         Email: dlorenz@egginc.com

         Media                                       Media
         Martin A. Reynolds                          Merle Spiegel
         Tel:  781-431-4282                          Tel:  203-761-5292
         Email: mreynolds@egginc.com
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EG&G TO ACQUIRE PERKIN-ELMER'S ANALYTICAL INSTRUMENTS DIVISION
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                                 [LOGO OF EG&G]
                               CORPORATE OVERVIEW

EG&G, Inc. is a global technology company that provides products and systems to medical, telecom, aerospace, semiconductor, photographic and other industries. It delivers skilled support services to government and industrial customers; it has research and manufacturing expertise in areas such as medical diagnostic equipment, analytical instruments, specialty lighting, micromachined sensors, X-ray security systems, sealing, facility management, and automotive testing. EG&G has annual sales of $1.4 billion and about 13,000 employees.

In 1998, EG&G consolidated its business into five large, independent Strategic Business Units (SBUs): Life Sciences, Instruments, Optoelectronics, Engineered Products and Technical Services.

EG&G LIFE SCIENCES

1998 SALES: $148 MILLION

EG&G LIFE SCIENCES is a leader in developing innovative, non-radioactive diagnostic equipment. Its AutoDELFIA(TM) blood disease detection system is fully-automated to minimize human error, can analyze 432 blood samples an hour, and last year screened over 10 million newborns for debilitating neonatal conditions. Another diagnostic system, VICTOR 2(TM), is the world's first bioanalytic, bioassay instrument to combine four measurement technologies. Using disposable reagent packs to keep operations simple and efficient, VICTOR saves time and money while ensuring reliable results. With the recent purchase of Life Science Resources Limited, EG&G Life Sciences now offers a range of cutting-edge analytical imaging applications.

EG&G INSTRUMENTS

1998 SALES: $247 MILLION Note: Results for 1999 will include revenue from recently acquired Lumen operations.

EG&G INSTRUMENTS develops and manufactures products for a range of detection and measurement applications. The company offers analytical instruments for process measurement, nuclear, fiber-optic, electrochemical and photolithography applications. EG&G also is a leading manufacturer of X-ray security products, including carry-on baggage scanners and large-cargo scanners, as well as an advanced food inspection system that detects and automatically rejects foreign objects in foods, while ensuring quality control in processed foods. EG&G also has over 40 years of experience in evaluating vehicle performance, durability, and safety, and uses advanced technology to save automotive customers millions of dollars in research and development costs.

EG&G OPTOELECTRONICS

1998 SALES: $268 MILLION Note: Results for 1999 will include revenue from recently acquired Lumen operations.
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EG&G TO ACQUIRE PERKIN-ELMER'S ANALYTICAL INSTRUMENTS DIVISION
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EG&G OPTOELECTRONICS products cover the spectrum of light from ultraviolet to the far infrared. Divisions in this segment design and manufacture optical sensors ranging from simple photocells to sophisticated imaging systems, light sources that include flashlamps and laser diodes, thermopiles and complex devices for weapons trigger systems. Through its recent acquisition of Lumen Technologies, EG&G now provides lighting applications for cinema projection and stage and studio use. Specialized electronic components are provided for industrial, consumer and medical applications, and defense and energy programs. EG&G Micromachining produces a wide range of sensors that are used in medical and industrial markets. For instance, these sensors are embedded in intravenous lines to monitor blood pressure during surgery. They also can detect dangerous vibrations in heavy industrial equipment. In the automotive industry, EG&G sensors activate front and side airbags, automatically activate air conditioning, activate headlights when it gets dark, and turn on windshield wipers when it rains. EG&G Amorphous Silicon will soon begin production of amorphous silicon sensor panels, an innovation that allows X-ray machines to use a much lower radiation dose while producing a real-time, high-resolution image. First applications will be for mammograms and chest imaging, but this technology can also be used by industry, for instance, to check pipelines for cracks or inspecting airplane parts for wear and tear.

EG&G ENGINEERED PRODUCTS

1998 SALES:  $167 MILLION

EG&G Engineered Products introduced the world's first noncontacting welded metal bellows in late 1996, a device which has proved crucial to helping oil and chemical refineries meet stringent new emissions standards. Today the company's advanced bellows products increase the efficiency of airplane engines, and are increasingly found in semiconductor manufacturing facilities and power generation plants.

TECHNICAL SERVICES

1998 SALES: $553 MILLION

EG&G TECHNICAL SERVICES provides management and technical services to government and industrial clients around the world. For example, EG&G has taken over the privatization and redevelopment of Kelly Air Force Base in San Antonio, Texas and operates the first chemical weapons destruction facility in the continental U.S.

Now celebrating its 52nd year of operation, EG&G was founded in 1947 by a Massachusetts Institute of Technology professor, Dr. Harold Edgerton, and two of his students, Kenneth Germeshausen and Herbert Grier. While the company's business has historically focused on military and defense functions, EG&G has successfully leveraged its solid foundation of invention and innovation to build itself into one of today's top commercial high-technology firms. EG&G looks forward to continuing its achievement in developing advanced products and solutions for diverse industrial, service, and medical organizations.

Details are available on the Internet World Wide Web at http://www.egginc.com.


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EG&G TO ACQUIRE PERKIN-ELMER'S ANALYTICAL INSTRUMENTS DIVISION
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                                  Perkin-Elmer
                         Analytical Instruments Division
                                    OVERVIEW


Perkin-Elmer is a world leader in the development, manufacture, and marketing of life science systems and analytical instruments. Its Analytical Instruments Division, headquartered in Connecticut, is a leader in supplying a broad range of instruments to the pharmaceutical, environmental, food, chemical, petrochemical, and related industries.

Perkin-Elmer's analytical instruments systems are used to analyze substances at the elemental and molecular level in a wide range of industries throughout the world, from chemicals and plastics to metals and electronics, from drug manufacturing to environmental testing. These are critical tools employed in basic and applied research, new product development, and quality control. For example, Perkin-Elmer's analytical instrumentation systems are widely used to ensure the purity of food, water, and pharmaceuticals; to protect the environment; to measure and test the structural integrity of many different materials; and much more.

Since 1937 when the company was founded, Perkin-Elmer has established its reputation as a formidable international competitor with quality products backed by extensive customer service and support. With a major portion of revenues coming from outside the United States, Perkin-Elmer's long-time strength in global markets has been integral to its leadership. Approximately 3,100 Analytical Instruments Division employees are involved in developing, manufacturing, marketing and servicing Perkin-Elmer products around the world. The Division has global representation in nearly 100 countries with locations in North America, Latin America, Europe, the Far East, the Middle East, Africa, and Russia.

Details are available on the Internet World Wide Web at http://www.perkin-elmer.com.